                        POWER OF ATTORNEY


   Each person whose signature appears below designates and appoints WILLIAM W. SHERERTZ, JACK D. WILLIAMSON, JR., and PETER
J. SCHENK, and each of them, his true and lawful attorneys-in-fact and agents to sign the annual report on Form 10-K of Barrett Business Services, Inc., a Maryland corporation, for the year ended December 31, 1993, and to file said report, with all exhibits thereto, with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Each person whose signature appears below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with said report, as fully as he could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

   IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 8th day of March, 1994.

Signature                                    Title


/s/ WILLIAM W. SHERERTZ                 President and Director
William W. Sherertz


/s/ JACK D. WILLIAMSON, JR.             Vice President-Finance,
Jack D. Williamson, Jr.                 Treasurer, and Director


/s/ ROBERT R. AMES                      Director
Robert R. Ames


/s/ JEFFREY L. BEAUDOIN                 Director
Jeffrey L. Beaudoin


/s/ ANTHONY MEEKER                      Director
Anthony Meeker


/s/ STANLEY G. RENECKER                 Director
Stanley G. Renecker


                                                       EXHIBIT 24